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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the options assumed By FVC.COM, Inc. originally granted under the ICAST Corporation 1996 Stock Option Plan of our report dated February 13, 1998, except for the first paragraph of Note 7 as to which the date is February 24, 1998, relating to the financial statements of ICAST Corporation as of December 31, 1997 included in this Current Report (Form 8-K/A) of FVC.COM, Inc. filed with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP
                                                               ERNST & YOUNG LLP

San Jose, California
November 9, 1998